                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                        CITIZENS & NORTHERN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                     [CITIZENS & NORTHERN CORPORATION LOGO]
                                90-92 Main Street
                          Wellsboro, Pennsylvania 16901


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD TUESDAY, APRIL 19, 2005


TO OUR STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of the stockholders of Citizens & Northern Corporation (the "Corporation") will be held at the Arcadia Theatre, located at 50 Main Street, Wellsboro, Pennsylvania, on Tuesday, April 19, 2005, at 2:00 P.M., local time, for the following purposes:

1.       To elect five Class III directors to serve for a term of 3 years; and

2. To transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on March 1, 2005 are entitled to notice of, and to vote at, the meeting. Such stockholders may vote in person or by proxy.

     ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. If you do attend the meeting, you may, if you wish, withdraw your proxy and vote your shares in person.

                                             By Order of the Board of Directors,


                                             Kathleen M. Osgood
                                             Corporate Secretary

March 22, 2005

                         CITIZENS & NORTHERN CORPORATION
                                90-92 MAIN STREET
                          WELLSBORO, PENNSYLVANIA 16901

                                 PROXY STATEMENT
                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 19, 2005

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens & Northern Corporation to be used at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, April 19, 2005, at 2:00 P.M. at the Arcadia Theatre, located at 50 Main Street, Wellsboro, Pennsylvania, and at any adjournment thereof. The approximate date upon which this Proxy Statement and proxy will first be mailed to stockholders is March 22, 2005.

         Shares represented by properly completed proxies will be voted in accordance with the instructions indicated thereon unless such proxies have previously been revoked. If no direction is indicated, such shares will be voted in favor of the election of directors of the nominees named below, and in the discretion of the proxy holder as to any other matters that may properly come before the Annual Meeting or any adjournment thereof. A proxy may be revoked at any time before it is voted by written notice to the Secretary of the Corporation or by attending the Annual Meeting and voting in person.

         The Corporation will bear the entire cost of soliciting proxies for the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram or other electronic means by the Corporation's directors, officers and employees. American Stock Transfer & Trust Company, the transfer agent and registrar for the Corporation, will assist in the distribution of proxy materials and the solicitation and tabulation of votes. Arrangements also may be made with custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of stock held of record by such persons, and the Corporation may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

         The Board of Directors has fixed the close of business on March 1, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the record date, there were outstanding and entitled to vote 8,190,990 shares of common stock. Common stockholders will be entitled to one vote per share on all matters to be submitted at the meeting. The presence, in person or by proxy, of stockholders entitled to cast at least 50% of the votes that all stockholders are entitled to cast shall constitute a quorum at the Annual Meeting. An abstention will be considered present at the meeting for purposes of determining a quorum, but will not be counted as voting for or against the issue to which it relates. Neither abstentions nor broker non-votes will be counted as votes cast and neither will have any effect on the result of the vote, although both will count toward the determination of the presence of a quorum. The Articles of Incorporation of the Corporation do not permit cumulative voting.

         No person is known by the Corporation to have beneficially owned 5% or more of the outstanding common stock of the Corporation as of March 1, 2005.


                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The Articles of Incorporation of the Corporation provide that the Board of Directors shall consist of not less than five nor more than twenty-five directors and that within these limits the numbers of directors shall be as established by the Board of Directors. The Board of Directors has set the number of directors at thirteen. The Articles further provide that the Board shall be classified into three classes, as nearly equal in number as possible. One class of directors is to be elected annually. Five directors in Class III are to be elected at the Annual Meeting to serve for a three-year term. It is the intention of the persons named as proxyholders on the enclosed form of proxy, unless other directions are given, to vote all shares which they represent for the election of management's nominees named in the tabulation below. The affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting is necessary for the election of directors. Any stockholder who wishes to withhold authority from the proxyholders to vote for the election of directors, or to withhold authority to vote for any individual nominee, may do so by marking the proxy to that effect. Each director elected will continue in office until a successor has been elected. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW, EACH OF WHOM HAS CONSENTED TO BE NAMED AS A NOMINEE AND TO SERVE IF

ELECTED. If for any reason any nominee named is not a candidate (which is not expected) when the election occurs, proxies will be voted for a substitute nominee determined by the Board of Directors.

         The following table sets forth certain information about the director nominees, all of whom are presently members of the Board, and about the other directors whose terms of office will continue after the Annual Meeting.

NAME, AGE AND CERTAIN BIOGRAPHICAL INFORMATION                                PERIOD OF SERVICE AS A DIRECTOR
----------------------------------------------                                --------------------------------
CLASS III - MANAGEMENT'S NOMINEES FOR A 3 YEAR TERM ENDING IN 2008:

Dennis F. Beardslee, 54                                                                 Director since 1999
  Owner of Terrace Lanes Bowling Center

Jan E. Fisher, 50                                                                       Director since 2002
  Executive Director for Healthcare Services of Laurel Health System

Karl W. Kroeck, 65                                                                      Director since 1996
  Farmer

Craig G. Litchfield, 57                                                                 Director since 1996
  President & Chief Executive Officer of Citizens & Northern Corporation and
  Citizens & Northern Bank

Ann M. Tyler, 60                                                                        Director since 2002
  Certified Public Accountant in firm of Ann M. Tyler CPA, PC

CLASS I - CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2006:

R. Robert DeCamp, 64                                                                    Director since 1988
  President of Patterson Lumber Co., Inc.

Edward H. Owlett, III, 50                                                               Director since 1994
 President & CEO of Putnam Company, formerly
 Attorney in law firm of Owlett & Lewis, P.C.

James E. Towner, 58                                                                     Director since 2000
 Publisher of The Daily/Sunday Review

CLASS II - CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2007:

R. Bruce Haner, 57                                                                      Director since 1998
  Auto Buyer for New Car Dealers

Susan E. Hartley, 47                                                                    Director since 1998
  Attorney at Law

Leo F. Lambert, 50                                                                      Director since 2001
  President and General Manager of Fitzpatrick & Lambert, Inc.

Edward L. Learn, 57                                                                     Director since 1989
  Owner of Learn Hardware & Building Supply

Leonard Simpson, 56                                                                     Director since 1989
  Attorney at Law

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table shows beneficial ownership of the Corporation's common stock as of February 23, 2005 by (i) each director of the Corporation,
(ii) each executive officer named in the Summary Compensation Table on page 10 and (iii) all directors and executive officers as a group.

                                          Amount and Nature of            Percent of Class
Name                                  Beneficial Ownership (1)(2)(3)     (if 1% or Greater)
----                                  ------------------------------     ------------------
Dennis F. Beardslee                              6,901                            --
R. Robert DeCamp                                 5,084                            --
Jan E. Fisher                                    3,167                            --
R. Bruce Haner                                  13,891                            --
Susan E. Hartley                                 6,297                            --
Karl W. Kroeck                                   3,500                            --
Leo F. Lambert                                   6,835 (4)                        --
Edward L. Learn                                  5,986                            --
Craig G. Litchfield                             72,209                            --
Edward H. Owlett, III                            5,520                            --
Leonard Simpson                                 31,506 (5)                        --
James E. Towner                                  7,257                            --
Ann M. Tyler                                     3,655                            --
Mark A. Hughes                                  12,586                            --
Matthew P. Prosseda                             23,870                            --
Thomas L. Rudy, Jr.                              6,725                            --
Deborah E. Scott                                16,412                            --
Directors and Executive
   Officers as a Group (18 Persons)            242,961                          2.97%

(1) Pursuant to the regulations of the Securities and Exchange Commission, an individual is considered to "beneficially own" shares of common stock if he or she directly or indirectly has or shares (a) the power to vote or direct the voting of the shares; or (b) investment power with respect to the shares, which includes the power to dispose of or direct the disposition of the shares. Unless otherwise indicated in a footnote below, each individual holds sole voting and investment authority with respect to the shares listed.

(2) In addition, an individual is deemed to be the beneficial owner if he or she has the right to acquire shares within 60 days through the exercise of any option. Therefore, the following stock options that are exercisable within 60 days after February 23, 2005 are included in the shares above:
     Mr. Beardslee, 2,048 shares; Mr. DeCamp, 2,876 shares; Mrs. Fisher, 1,211 shares; Mr. Haner, 2,039 shares; Ms. Hartley, 2,876 shares; Mr. Kroeck, 2,339 shares; Mr. Lambert, 1,598 shares; Mr. Learn, 1,811 shares; Mr. Litchfield, 46,128 shares; Mr. Owlett, 3,176 shares; Mr. Simpson, 2,448 shares; Mr. Towner, 1,928 shares; Ms. Tyler, 1,211 shares; Mr. Hughes, 8,373 shares; Mr. Prosseda, 18,326 shares; Mr. Rudy, 5,137 shares; and Mrs. Scott, 13,363 shares.

(3) Includes the following restricted stock awards granted under the Stock Incentive Plan of the Corporation: Mr. Beardslee, 93 shares; Mr. DeCamp, 93 shares; Mrs. Fisher, 93 shares; Mr. Haner, 93 shares; Ms. Hartley, 93 shares; Mr. Kroeck, 93 shares; Mr. Lambert, 93 shares; Mr. Learn, 93 shares; Mr. Litchfield, 1,339 shares; Mr. Owlett, 93 shares; Mr. Simpson, 93 shares; Mr. Towner, 93 shares; Ms. Tyler, 93 shares; Mr. Hughes, 496 shares; Mr. Prosseda, 496 shares; Mr. Rudy, 393 shares; and Mrs. Scott, 496 shares. Restricted stock awards granted under the Stock Incentive Plan vest ratably over a three-year period; however, the recipients have the right to vote all awarded shares.

(4) Includes 137 shares held in a SEP-IRA Plan for the benefit of Mr. Lambert's retirement plan.

(5) Includes 4,070 shares held in a SEP-IRA Plan for the benefit of Mr. Simpson's retirement plan.

                          BOARD OF DIRECTOR COMMITTEES,
              ATTENDANCE AT MEETINGS AND COMPENSATION OF DIRECTORS

         Both the Corporation's and the Bank's by-laws provide that the Board may create any number of committees of the Board as it deems necessary or appropriate from time to time.

         EXECUTIVE COMMITTEE OF THE CORPORATION. The Corporation has an Executive Committee whose purpose is to monitor and oversee the Corporation's management succession plan and leadership development processes, review and provide advice and counsel to the CEO regarding the Corporation's strategic plan, mission, goals and objectives and action plans as well as other various matters and to act on behalf of and with full authority of the Board of Directors in matters that may arise between the regular monthly meetings of the Board, which require immediate Board level action. This committee consists of the following seven members of the Board of Directors: R. Robert DeCamp, R. Bruce Haner, Leo F. Lambert, Craig G. Litchfield, Edward H. Owlett, III, Leonard Simpson and James E. Towner. During 2004, the Executive Committee held twelve meetings.

         NOMINATING COMMITTEE. The Nominating Committee for each of the Corporation and the Bank consists of the following six independent members of the Board of Directors: R. Robert DeCamp, Jan E. Fisher, R. Bruce Haner, Edward
H. Owlett, III, Leonard Simpson and James E. Towner. The purpose of the Nominating Committee is to establish criteria for Board member selection and retention, identify individuals qualified to become Board members, and recommend to the Board the individuals to be nominated and re-nominated for election as directors. The Nominating Committee held two meetings during 2004.

         All members of the Nominating Committee are independent directors within the meaning of Rule 4200 of the NASD. The Board of Directors of the Corporation has adopted a written charter for the Nominating Committee, a copy of which was attached to the Proxy Statement for the 2004 Annual Meeting. A current copy is also available on our website at www.cnbankpa.com by clicking on "Shareholder News & Info.", then "Corporate Governance", then "Nominating Committee Charter of C&N Corp".

         Qualifications considered by the Nominating Committee in assessing director candidates include but are not limited to the following:

o An understanding of business and financial affairs. A career in business is not essential, but the candidate should have a proven record of competence and accomplishments and should be willing to commit the time and energy necessary to be an effective director;

o A genuine interest in representing all of Citizens & Northern's stakeholders, including the long-term interest of the stockholders;

o        A willingness to support the Values, Mission and Vision of Citizens &
         Northern;

o An open-mindedness and resolve to independently analyze issues presented for consideration. Additionally, a candidate should be inquisitive and feel a duty to ask questions of management and challenge the status quo;

o        A reputation for honesty and integrity;

o        A high level of financial literacy;

o A mature confidence and ability to approach others with self-assurance, responsibly and supportively;

o The ability, capacity and willingness to serve as a conduit of business referrals to the organization;

o Diversity (in terms of gender, race or other factors) that would reflect representation of different perspectives;

o Residency in the geographically defined market area of the Bank, with emphasis placed on maintaining representation throughout the market area; and

o Knowledge, judgment, skill diversity, business experience, as well as the interplay or "fit" of the candidate's experience and skill with the experience and skills of other Board members.

         Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as it may deem are in the best interests of the Corporation and its stockholders and such factors may change from time to time. The Nominating Committee does, however, believe it appropriate that at least one director meet the criteria for "audit committee financial expert" as defined by the SEC rules, even though no one currently meets this criteria, and that a majority of the Board members meet the definition of "independent director" under NASD rules.

         The Committee identifies nominees by first evaluating the current directors who are willing to continue in service. If any member of the Board does not wish to continue its service or the Board determines not to re-nominate a current director for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The evaluation procedure for candidates recommended by the stockholders would be the same as is done for those recommended by the Board of Directors and management. The Committee recommends a director nominee to the Board, and the Board makes the final determination as to the nominees who will stand for election.

         Current members of the Board of Directors are polled for suggestions as to prospective candidates meeting criteria for the Nominating Committee. The Committee has the prerogative to employ and pay third party search firms, but to date has not done so.

         CORPORATE GOVERNANCE COMMITTEE. The Corporate Governance Committee of the Corporation, which met three times in 2004, consists of the following five independent members of the Board of Directors: Dennis F. Beardslee, R. Bruce Haner, Susan E. Hartley, Karl W. Kroeck and Ann M. Tyler. This committee is responsible for reviewing and reporting to the Board periodically on matters of corporate governance.

         EXECUTIVE COMMITTEE. The Bank has an Executive Committee consisting of seven members of the Board of Directors who are as follows: R. Robert DeCamp, R. Bruce Haner, Leo F. Lambert, Craig G. Litchfield, Edward H. Owlett, III, Leonard Simpson and James E. Towner. The function of this committee is to monitor and oversee the Bank's management succession plan and leadership development processes, review and provide advice and counsel to the CEO regarding the Bank's strategic plan, mission, goals and objectives and action plans and other various matters, as well as recommend policies and procedures. During 2004, the Executive Committee held twelve meetings.

         COMPENSATION COMMITTEE. The Compensation Committee of the Bank, which held two meetings in 2004, consists of the following six independent members of the Board of Directors: R. Robert DeCamp, R. Bruce Haner, Leo F. Lambert, Edward
H. Owlett, III, Leonard Simpson and James E. Towner. The purpose of the committee is to discharge the responsibilities of the Board of Directors relating to compensation of the executive officers and to provide oversight of the Bank's compensation, benefit, perquisite and employee equity programs.

         TRUST INVESTMENT COMMITTEE. The Trust Investment Committee of the Bank, which met twelve times in 2004, consists of four members of the Board of Directors; namely, Dennis F. Beardslee, Susan E. Hartley, Edward L. Learn and Leonard Simpson. Deborah E. Scott, Executive Vice President and Senior Trust Officer of the Bank, is also a member of this committee, which determines the policy and investments of the Trust Department, the acceptance of all fiduciary relationships and relinquishments of all fiduciary relationships.

         ASSET LIABILITY COMMITTEE. The Bank also has an Asset Liability Committee, which consists of Board members R. Robert DeCamp, Jan E. Fisher, Craig G. Litchfield, Edward H. Owlett, III and Ann M. Tyler, as well as Mark A. Hughes, Executive Vice President and Chief Financial Officer of the Bank. The Asset Liability Committee met twelve times during 2004. The purpose of the committee is to stabilize and improve profitability by balancing the relationship between risk and return over an extended period of time and to function as an investment committee.

         FINANCE AND LOAN COMMITTEE. The Bank has a Finance and Loan Committee consisting of nine members of the Board of Directors who are as follows: Dennis
F. Beardslee, Susan E. Hartley, Karl W. Kroeck, Leo F. Lambert, Edward L. Learn, Craig G. Litchfield, Edward H. Owlett, III, Leonard Simpson and Ann M. Tyler. The primary purpose of this committee is to evaluate and act on loan requests that exceed management's lending authority. During 2004, the Finance and Loan Committee held eleven meetings.

         AUDIT COMMITTEE. The Audit Committee of the Corporation, which held ten meetings in 2004, consists of six independent members of the Board of Directors. The members of the Committee are R. Bruce Haner, Karl W. Kroeck, Leo F. Lambert, Edward H. Owlett, III, James E. Towner and Ann M. Tyler. In addition to the ten meetings of the Audit Committee, the chairman and a rotating member of the Committee met with representatives of Parente Randolph, LLC, the Bank's internal audit department and management in May, August and November, 2004 to discuss the Corporation's quarterly 10-Q filings. The primary function of the Audit Committee is to review the internal audit program as performed by the internal auditors, recommend to the Board of Directors the independent auditors for the year, and review the examinations and reports from those persons. None of the members of the Audit Committee meet the definition of "Audit Committee financial expert" as defined in the rules adopted by the Securities and Exchange Commission. The Board of Directors has determined that each of the present members of the Audit Committee have sufficient knowledge and experience in financial matters to effectively perform their duties.

         The Board of Directors of the Corporation has adopted a written charter for the Audit Committee, which was attached to the 2004 Proxy Statement. The current Audit Committee Charter is also available on our website at www.cnbankpa.com. Click on "Shareholder News & Info", then "Corporate Governance", then "Audit Committee Charter of C&N Corp". The policies and procedures for pre-approval of engagements for non-audit services are included in Charter.

         The following table sets forth information concerning fees paid to Parente Randolph, LLC for the years ended December 31, 2004 and 2003. All services provided by Parente Randolph, LLC in 2004 and 2003 were pre-approved by the Audit Committee.

                                                                 Fiscal Years Ended
                                                                    December 31,
                                                              2004              2003
                                                           ------------     ------------
Audit Fees
Audit of Annual financial statements                       $     56,500     $     49,400
Review of Quarterly financial statements                         16,200           15,300
Audit of management's assertions regarding internal
  control over financial reporting                               51,000           13,500
                                                           ------------     ------------
         Total Audit Fees                                       123,700           78,200
                                                           ------------     ------------

Audit-Related Fees
Audits of employee benefit plans                                  9,300            9,100
Consultation concerning financial accounting and
  reporting standards for potential acquisition                   3,750              -0-
                                                           ------------     ------------
         Total Audit-Related Fees                                13,050            9,100
                                                           ------------     ------------

Tax Fees
Preparation of Corporate tax returns                              6,460            6,900
Preparation of retired employee tax returns                       3,725            3,495
                                                           ------------     ------------

Aggregate of all fees billed to the Corporation
   by Parente Randolph, LLC                                $    146,935     $     94,200


                             AUDIT COMMITTEE REPORT

         On March 10, 2005, the Audit Committee of the Board of Directors reviewed and discussed the audited financial statements dated December 31, 2004 with management. They also have discussed with Parente Randolph, LLC, the independent auditors of the Corporation, the matters for discussion as specified by the AICPA Statement of Auditing Standards No. 61. The Audit Committee has received from Parente Randolph, LLC the written communications required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Parente Randolph, LLC, its independence. Based on its review and discussions referred to above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation's annual report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

              Members of the Audit Committee,

              Edward H. Owlett, III, Chairman             Leo F. Lambert
              R. Bruce Haner                              James E. Towner
              Karl W. Kroeck                              Ann M. Tyler

         DIRECTORS' ATTENDANCE AND COMPENSATION. The Board of Directors of the Corporation met thirteen times and the Board of Directors of the Bank met thirteen times in 2004. The Board of Directors also held six quarterly Executive Sessions and Independent Directors Meetings in 2004. The Executive Sessions include only members of the Board of Directors and the Independent Directors Meetings include only non-employee members. All of the directors attended at least 75% or more of the meetings of the Corporation and its committees of which they were members.

         Although the Company does not have a formal policy with respect to Board member attendance at the annual meeting of stockholders, each member is encouraged to attend the annual meeting. All Directors attended the Annual Meeting of Stockholders held in April 2004.

         All directors of the Corporation are directors of the Bank. Each director who is not an officer of the Corporation or Bank received an annual retainer of $13,500 and an attendance fee of $400 for each meeting of the Board attended. In addition, each such director received a fee of $200 for attendance at each committee meeting. The chairpersons of the Audit and Executive Committees also received an annual retainer of $1,875 and the chairpersons of the Trust, Compensation, Nominating and Corporate Governance Committees received an annual retainer of $1,125. The aggregate amount of directors' retainers and fees paid during 2004 was $306,450.

         Under the Independent Directors' Stock Incentive Plan, for 2003 each director who is not an officer of the Corporation or the Bank was awarded, as of January 2004, 327 stock options and 37 shares of restricted stock. For 2004, each director who is not an officer of the Corporation or Bank was awarded, as of January 3, 2005, 473 stock options and 54 shares of restricted stock. The awards of options and restricted shares are based on the company's three-year cumulative earnings per share growth as compared to the Plan's growth target. The present value of the stock options and restricted shares awarded to each director for each year, 2003 and 2004, was approximately $9,000. The present value calculations use as the discount rate the 5-year U.S. Treasury rate and are based on assumptions including a five-year projected future market value and an assumed growth in dividends.

         Each member of the Corporation's Board of Directors and Advisory Board who receives retainers and fees may elect to receive such retainers and fees in the form of either cash or Corporation common stock, or a combination of cash and Corporation common stock. To the extent such members elect to receive payment of retainers and fees in the form of Corporation common stock, such stock is purchased through the Corporation's dividend reinvestment plan.

                   CORPORATION'S AND BANK'S EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the current executive officers of the Corporation and the Bank.

NAME AND POSITION FOR LAST FIVE YEARS                                                                      AGE
Craig G. Litchfield                                                                                         57
   President and Chief Executive Officer of the Corporation and the Bank since January 1997

Dawn A. Besse                                                                                               53
   Executive Vice President and Director of Sales, Service and Employee Development of the
   Bank since August 2000; formerly Business Banking Territory Sales Manager for PNC Bank

Mark A. Hughes                                                                                              43
   Treasurer of the Corporation since November 2000; Executive Vice President and
   Chief Financial Officer of the Bank since August 2000; formerly Principal and
   Manager of Parente Randolph, LLC

Matthew P. Prosseda                                                                                         43
   Executive Vice President and Director of Lending of the Bank since April 1997
   (Mr. Prosseda resigned from his position effective February 25, 2005)

Thomas L. Rudy, Jr.                                                                                         40
   Executive Vice President and Director of Branch Delivery of the Bank since
   February 2004; formerly President of C&N Financial Services Corporation since
   January 2000; formerly Sales Manager for Unum Provident Insurance

Deborah E. Scott                                                                                            45
   Executive Vice President and Senior Trust Officer of the Bank since
   September 1999; formerly Vice President and Trust Officer of the Bank since
   January 1998


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee ("Committee") of the Board of Directors establishes compensation policies, plans and programs which are intended to accomplish three objectives: to attract and retain highly capable and well qualified executives; to focus executives' efforts on increasing long-term stockholder value; and to reward executives at levels which are reasonable and competitive within the marketplace for similar positions and commensurate with the performance of each executive and of Citizens & Northern. Each member of the Committee is an independent non-employee director. The Committee establishes the salaries of the other executive officers with input from the Chief Executive Officer and the Board of Directors reviews all decisions relating to the compensation of the executive officers.

         The key elements in Citizens & Northern's executive compensation program, all determined by individual and corporate performance, are base salary compensation, annual cash bonus incentive compensation, long-term incentive compensation, and equitable retirement benefits.

         Annual compensation for the Chief Executive Officer is determined in essentially the same way as for other executives, recognizing that the CEO has overall responsibility for the performance of Citizens & Northern. The Committee believes that the CEO compensation should be heavily influenced by the performance of the Corporation. Base salaries and compensation programs are set at levels competitive with peer banking institutions and are adjusted for individual performance. To develop peer groups for Citizens & Northern, Ben S Cole Financial Incorporated (Cole Financial) collected market pay data from surveys covering the banking industry. Cole Financial then analyzed the compensation of Citizens & Northern's executive officers as compared with compensation packages offered by U.S. financial institutions of similar asset or revenue size, as applicable.

         In establishing Mr. Litchfield's base salary, the Committee reached the following conclusions regarding company performance: Survey comparison of Citizens & Northern established a survey Peer Group of 41 independent banks whose 2003 average asset size approximately equaled C&N's, and further narrowed their Peer Group to a Core Group of 24 banks. According to the survey, the Corporation's return on average assets (ROA) for 2003 was 1.57%, while the Core Group's ROA was 1.44% and the Peer Group's ROA was 1.26%. Mr. Litchfield's 2003 base salary of $286,650 is 1% below Core Group CEO's who receive a similar compensation package. His total compensation with bonus and incentives for 2003 was 103% of par compared to Core Group CEOs. In December 2003, the Committee established the Chief Executive Officer's 2004 base salary at $303,849, representing a 6.0% increase over 2003.

         The compensation of the Chief Executive Officer and executive officers is reviewed annually by the Committee, except for decisions about awards under the Incentive Award Plan. The incentive opportunities in the Incentive Award Plan apply to meeting the Threshold, Target and Maximum levels of the Corporation's Return on Average Assets as compared to peers and growth in noninterest revenue compared to selected benchmarks. The CEO Performance Criteria Weighting for 2003 applied 80% to Corporate performance and 20% for Individual performance. C&N's Incentive Award Plan target and maximum award for 2003 was 40% and 60%, respectively, of base compensation for the CEO. For 2002 performance, the CEO Incentive Award was 49% of base compensation, 121% of par of the cash bonuses awarded to the Peer Group CEOs in 2002. In December 2003, for 2003 performance, the Committee established the Chief Executive Officer's Incentive Award of 32% of base compensation.

         The Corporation approved a non-qualified Supplemental Executive Retirement Plan effective January 1, 1989. It was designed for the purpose of retaining talented executives and to promote in these executives a strong interest in the long-term, successful operation of the Corporation. Since the Bank's Pension Plan provides a substantially reduced benefit as a percentage of final compensation for the executive officers as compared to non-executives, the Supplemental Executive Retirement Plan is intended to supplement the total retirement benefit package of the covered executives. The Supplemental Executive Retirement Plan is an unfunded plan and is subject to the general creditors of the Corporation.

         The Corporation approved a Stock Incentive Plan effective January 1, 1995. The Stock Incentive Plan is designed to advance the development, growth and financial condition of the Corporation while attracting, retaining and rewarding executives.

         The Committee believes that the programs discussed above further the stockholders' interests since a significant part of executive compensation is based on obtaining results for the stockholders. The Committee bases its review on experience of its own members, on information requested from management and information compiled by various independent compensation consultants. The Committee believes that the program encourages responsible management of the Corporation.

                  Members of the Compensation Committee,

                  R. Robert DeCamp, Chairman              Edward H. Owlett, III
                  R. Bruce Haner                          Leonard Simpson
                  Leo F. Lambert                          James E. Towner

                             EXECUTIVE COMPENSATION

         The following table contains information with respect to annual compensation for services in all capacities to the Corporation and Bank for the fiscal years ended December 31, 2004, 2003 and 2002 of those persons who were, at December 31, 2004, (i) the Chief Executive Officer and (ii) the four (4) other most highly compensated executives to the extent such persons' total salary and bonus exceeded $100,000:


                           SUMMARY COMPENSATION TABLE


                                                    ANNUAL COMPENSATION                          LONG-TERM COMPENSATION
                                                                                                Awards
                                                                                        Restricted                         All Other
                                                                                          Stock           Options          Compen-
Name and                                                 Salary         Bonus (1)      Awards (2)(3)     Awards (2)       sation (4)
Principal Position                         Year           ($)              ($)              ($)               (#)             ($)
------------------------------------------------------------------------------------------------------------------------------------
CRAIG G. LITCHFIELD                        2004          303,849         94,204           17,151            5,715           43,315
   Chairman, President and                 2003          286,650         91,372           11,049            7,204           38,401
   CEO                                     2002          273,000        141,032           17,595            9,405           34,860

MARK A. HUGHES                             2004          145,444         34,510            6,382            2,145           18,406
   Executive Vice President                2003          137,852         28,604            4,146            2,700           18,602
   And Chief Financial Officer             2002          131,248         47,085            6,579            3,528           17,151

MATTHEW P. PROSSEDA                        2004          127,270         24,933            6,382            2,145           14,965
   Executive Vice President                2003          122,413         25,147            4,146            2,700           15,671
   and Director of Lending                 2002          116,890         41,825            6,579            2,700           14,533

DEBORAH E. SCOTT                           2004          124,643         23,881            6,382            2,145           15,487
   Executive Vice President                2003          119,080         24,709            4,146            2,700           15,686
   And Senior Trust Officer                2002          115,589         40,687            6,579            3,528           14,440

THOMAS L. RUDY, JR.                        2004          117,325         19,659            4,387            1,435           12,203
   Executive Vice President                2003          101,746          7,086            2,094            1,350            8,785
   and Director of Branch                  2002           68,640          8,062            3,290            2,352            7,198
   Delivery

(1) The bonus is paid pursuant to the Incentive Award Plan, which is described on page 16.

(2) Determined by multiplying the market value of the Corporation's common stock on the date of grant by the number of shares awarded. Recipients receive dividends on, and have rights to vote, shares of restricted stock. The awards of restricted shares of Corporation common stock and stock options granted on January 2, 2004, at the closing price of $26.59 per share, were based on performance for the year ended December 31, 2003. The following awards were granted on January 3, 2005 at the closing price of $27.00 per share, based on performance for the year ended December 31, 2004: Mr. Litchfield, 625 restricted shares and 5,515 stock options; Mr. Hughes, 230 restricted shares and 2,065 stock options; Mr. Prosseda, 230 restricted shares and 2,065 stock options; Mrs. Scott, 230 restricted shares and 2,065 stock options; and Mr. Rudy, 230 restricted shares and 2,065 stock options. The restricted shares vest in three equal annual increments on the anniversaries of the awards.

(3) The total number of restricted shares and the aggregate market value thereof at December 31, 2004 are as follows: Mr. Litchfield held 1,540 restricted shares having an aggregate market value of $41,580; Mr. Hughes held 575 restricted shares having an aggregate market value of $15,525; Mr. Prosseda held 575 restricted shares having an aggregate market value of $15,525; Mrs. Scott held 575 restricted shares having an aggregate market value of $15,525; and Mr. Rudy held 332 restricted shares having an aggregate market value of $8,964. Dividends accrue and are paid on the restricted shares. The aggregate market value is based on the fair market value at December 31, 2004 of $27.00 per share.

(4) Includes 2004 (a) contributions to the following accounts under the Bank's Savings & Retirement Plan (401k): Mr. Litchfield, $16,400; Mr. Hughes $13,924; Mr. Prosseda, $12,193; Mrs. Scott, $11,948; and Mr. Rudy, $9,953,and (b) allocations to the following Non-Qualified Supplemental Executive Retirement Plan accounts: Mr. Litchfield, $26,915; Mr. Hughes $4,482; Mr. Prosseda $2,772; Mrs. Scott, $3,539;
         and Mr. Rudy, $2,250.


                              STOCK INCENTIVE PLAN

         In 1995, the Corporation's Board of Directors adopted and the stockholders approved the Citizens & Northern Corporation Stock Incentive Plan. The purpose of the Plan is to advance the development, growth and financial condition of the Corporation by providing incentives through participation in the appreciation of the capital stock in order to secure, retain and motivate personnel responsible for the operation and management of the Corporation and its subsidiaries. Participants in the Stock Incentive Plan include the officers named in the Summary Compensation Table, as set forth herein, as well as other officers and key employees.

         The Board of Directors granted 31,500 qualified stock options under the Stock Incentive Plan in January 2005 for key officers of the Bank, based on performance for the year ended December 31, 2004. 29,325 shares were granted under options in January 2004, based on performance for 2003, and 41,068 shares were granted in January, 2003, based on performance for 2002. (The number of options granted in 2003 have been adjusted for the 3-for-2 stock split issued in April 2003.) The period of the options is ten (10) years, commencing from the date of the grant, and become exercisable six (6) months from the grant date. Once the options are exercisable, all or a portion of the available exercisable options may be exercised at any time within the ten (10) year period from the grant date. If employment with the Bank terminates, except in the event of death or disability, the optionee has three (3) months from the date of termination to exercise any exercisable options outstanding as of the date of cessation of employment. In the event of an optionee's death or disability, the optionee or their legal representative may exercise any options to which the optionee was entitled as of the date of cessation of employment.

         The Board of Directors also granted 3,480 shares of restricted stock under the Stock Incentive Plan in January 2005 based on 2004 performance. 3,270 shares were granted in January 2004 for 2003 performance and 4,576 shares were granted in January 2003 for 2002 performance. (The number of awards granted in 2003 have been adjusted for the 3-for-2 stock split issued in April 2003.) Restricted stock awards require no payment from the selected officers and vest ratably over three (3) years.

         After the awards granted for 2004 performance in January 2005, there are 122,889 shares reserved for future grants under the Stock Incentive Plan.

                                  OPTION GRANTS

         The following table sets forth information concerning stock options granted in 2004 under the Stock Incentive Plan to the Chief Executive Officer and the four most highly compensated executives of the Corporation named in the Summary Compensation Table:

                                           % of Total                                      Potential Realizable
                         Number of           Options                                         Value at Assumed
                         Securities          Granted          Exercise                     Annual Rates of Stock
                         Underlying        to Employees       or Base                     Price Appreciation for
                          Options            in Fiscal         Price       Expiration        Option Term (1)
      Name                Granted              Year          ($/Share)        Date           5%           10%
---------------------------------------------------------------------------------------------------------------
Craig G. Litchfield        5,715              19.49%         $26.59        1/02/2014      $ 95,568     $242,188

Mark A. Hughes             2,145               7.31%         $26.59        1/02/2014      $ 35,869     $ 90,900

Matthew P. Prosseda        2,145               7.31%         $26.59        1/02/2014      $ 35,869     $ 90,900

Deborah E. Scott           2,145               7.31%         $26.59        1/02/2014      $ 35,869     $ 90,900

Thomas L. Rudy, Jr.        1,435               4.89%         $26.59        1/02/2014      $ 23,997     $ 60,812

(1) Represents the difference between the market value of the common stock for which the option may be exercised, assuming that the market value of the common stock on the date of grant appreciates in value to the end of the ten-year option term at annualized rates of 5% and 10%, respectively, and the exercise price of the option. The rates of appreciation used in this table are prescribed by regulations of the Securities and Exchange Commission and are not intended to forecast future appreciation of the market value of the common stock.


                 AGGREGATED STOCK OPTIONS EXERCISED DURING 2004
                           AND YEAR-END OPTION VALUES

         The following table sets forth information concerning the exercise during 2004 of options granted under the Stock Incentive Plan by the Chief Executive Officer and the four most highly compensated executives of the Corporation named in the Summary Compensation Table:


                            Number
                              of            Value         Number of Securities       Value of Unexercised
                            Shares         Realized      Underlying Unexercised          In-the-Money
                           Acquired       on Shares           Options at                  Options on
        Name              On Exercise    Acquired (1)      December 31, 2004          December 31, 2004 (2)
-----------------------------------------------------------------------------------------------------------
Craig G. Litchfield         1,250           9,375                46,128                    $ 91,803
Mark A. Hughes                  0               0                 9,238                    $ 28,939
Matthew P. Prosseda         1,336          16,812                18,326                    $ 34,321
Deborah E. Scott                0               0                13,363                    $ 34,002
Thomas L. Rudy, Jr.             0               0                 5,137                    $ 12,581

(1) Represents the difference between the market value on the date of exercise of the shares acquired and the option price of those shares.

(2) Represents the difference between the aggregate market value at December 31, 2004 of the shares subject to the options and the aggregate option price of those shares.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth information concerning the Stock Incentive Plan and Independent Directors Stock Incentive Plan, both of which have been approved by the security holders. The figures are as of December 31, 2004. The stockholders have approved all of the Corporation's equity compensation plans.

                                                                                        Number of Securities
                                    Number of Securities      Weighted-Average          Remaining Available for
                                    To be Issued Upon         Exercise Price of         Future Issuance Under
                                    Exercise of               Outstanding               Equity Compensation
                                    Outstanding Options       Options                   Plans
-------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans
Approved by Security Holders            212,463                   $ 20.03                        195,823

Equity Compensation Plans
Not Approved by Security Holders              0                      N/A                               0

         Effective on January 3, 2005, the Corporation granted options to purchase a total of 37,176 shares of common stock through the Stock Incentive Plan and Independent Directors Stock Incentive Plan. The exercise price for these options is $27.00 per share, which was the market price at the date of grant. Also, effective January 3, 2005, the Corporation awarded a total of 4,128 shares of restricted stock under the two Plans. These awards are not included in the above table.

                                PERFORMANCE GRAPH

         Set forth below is a chart comparing the Corporation's cumulative return to stockholders against the cumulative return of the Russell 2000 and a Peer Group Index of similar banking organizations selected by the Corporation for the five year period commencing December 31, 1999 and ended December 31, 2004. The index values are market-weighted dividend-reinvestment numbers which measure the total return for investing $100.00 five years ago. This meets Securities & Exchange Commission requirements for showing dividend reinvestment share performance over a five year period and measures the return to an investor for placing $100.00 into a group of bank stocks and reinvesting any and all dividends into the purchase of more of the same stock for which dividends were paid.

                     COMPARISON OF 5 YEAR CUMULATIVE RETURN

                               (PERFORMANCE GRAPH)


                                                           PERIOD ENDED
                               AS OF
                              12/31/99   12/31/00    12/31/01   12/31/02    12/31/03     12/31/04
C&N                           $ 100.00   $  78.15    $ 107.06   $ 134.60    $ 183.83     $ 192.21
Russell 2000                  $ 100.00   $  96.98    $  99.39   $  79.03    $ 116.38     $ 137.71
C&N Peer Group                $ 100.00   $  90.05    $ 113.57   $ 140.40    $ 184.04     $ 205.67


 The C&N peer group consists of banks headquartered in Pennsylvania with total assets of $500 million to $1.5 billion. This peer group consists of ACNB Corporation, Gettysburg; AmeriServ Financial, Inc., Johnstown; Bryn Mawr Bank Corporation, Bryn Mawr; Chester Valley Bancorp Inc., Downington; CNB Financial Corporation, Clearfield; Comm Bankcorp, Inc., Clarks Summit; Ephrata National Bank, Ephrata; Fidelity D & D Bancorp, Dunmore; First Chester County Corp., West Chester; First National Community Bankcorp, Inc., Dunmore; Franklin Financial Services Corporation, Chambersburg; IBT Bancorp, Inc., Irwin; Leesport Financial Corp., Wyomissing; NSD Bancorp, Inc., Pittsburgh; Omega Financial Corporation, State College; Penn Rock Financial Services Corp., Blue Ball; Penns Woods Bancorp, Inc., Williamsport; Pennsylvania Commerce Bancorp, Inc., Camp Hill; Penseco Financial Services Corporation, Scranton; QNB Corp., Quakertown; Republic First Bancorp, Inc. , Philadelphia; Royal Bancshares of Pennsylvania, Inc., Narbeth; PSB Bancorp, Inc., Philadelphia; Orrstown Financial Services, Inc., Shippensburg; and American Bank Incorporated, Allentown.

The data for this graph was obtained from SNL Financial L.C.

                                  PENSION PLAN

         The Citizens & Northern Bank Pension Plan (the "Plan") is a qualified defined benefit plan under Section 401(a) of the Internal Revenue Code. The Plan is intended to provide a defined retirement benefit to participants without regard to the profits of the Bank. Employees are neither required nor permitted to contribute to the Plan. Annual contributions by the Bank are determined actuarially. To participate in the Plan, an employee must be 18 years of age and have completed one year of service. A participant's retirement benefit, which becomes fully vested after 5 years of service, is based on compensation and credited service with the Bank. For purposes of determining a retirement benefit, the term "compensation" is defined to include an employee's total remuneration received from the Bank, including base salary, bonus and overtime. Benefits are a percentage of the average compensation for the five consecutive years of highest compensation preceding retirement, multiplied by the number of years of completed service, up to 25 years. The Bank's Trust and Financial Services Department serves as Trustee under the Plan.

         The following table indicates, for purposes of illustration, the approximate amounts of annual retirement income which would be payable under the terms of the Plan, in the form of a straight life annuity, to a participant who retired as of December 31, 2004, at age 65, under various assumptions as to compensation and years of credited service. For 2004, the Pension Plan benefits are determined on only the first $205,000, as indexed, in compensation as determined by the Commissioner of the Internal Revenue Service and as prescribed by law.

                               PENSION PLAN TABLE

                                                          Years of Credited Service
         Average Annual Compensation            15                20           25 (or more)
         ---------------------------          --------------------------------------------
            $100,000                          $18,737           $24,983            $31,229
            $125,000                          $24,550           $32,733            $40,916
            $150,000                          $30,362           $40,483            $50,604
            $175,000                          $36,175           $48,233            $60,291
            $200,000                          $41,987           $55,983            $69,979
            $205,000 and over                 $43,150           $57,533            $71,916

         The credited years of service under the Plan as of December 31, 2004 was 32 years for Mr. Litchfield, 4 years for Mr. Hughes, 11 years for Mr. Prosseda, 7 years for Mrs. Scott, and 5 years for Mr. Rudy.

         In December 1989, the Bank established a non-qualified supplemental executive retirement plan for certain key executive employees ("Executive Plan"). The Executive Plan provides a retirement benefit for executives who retire after attaining age 55 and 5 years of plan service in an amount determined annually by the Directors. The Board of Directors may terminate the Executive Plan at any time. In 2004, the amounts accrued pursuant to the Executive Plan for the accounts of the officers named in the Summary Compensation Table set forth herein, is included in "All Other Compensation".


                                  SAVINGS PLAN

         The Citizens & Northern Savings and Retirement Plan ("Savings Plan") is qualified under Section 401(k) of the Internal Revenue Code. It allows a participant to authorize the deposit into the Plan of before tax earnings of from 1% to 15% of his compensation. Under the Tax Reform Act, the maximum amount of elective contributions that could be made by a participant during 2004 was Thirteen Thousand Dollars ($13,000.00) plus a Three Thousand Dollar ($3,000.00) catch-up contribution if over age 50, also subject to a $205,000 compensation limit. All officers and employees of the Bank, including the officers named in the Summary Compensation Table set forth herein, are eligible to participate in the 401(k) Plan. A participant also may make voluntary contributions to the Savings Plan from after tax savings of up to 10% of the participant's compensation. The Bank is required to contribute a basic employer contribution equal to 2% of each eligible participant's compensation; in addition, the Bank may make a discretionary basic contribution. The total actual basic employer contribution for 2004 was equal to 4%. In addition, the Bank makes matching contributions equal to 100% of a participant's before tax contributions up to 3% of compensation and equal to 50% of such contributions between 3% and 5% of compensation. The Bank's basic employer contributions are invested in the common stock of the Corporation. All participants' contributions and the Bank's matching contributions for 2004, at the participants' election, were invested in a choice of investment funds maintained by the Bank as Trustee. In 2004, the Bank's contribution to the Savings Plan for the accounts of the officers named in the Summary Compensation Table set forth herein is included as "All Other Compensation".


                              INCENTIVE AWARD PLAN

         The Board of Directors has adopted an Incentive Award Plan for certain members of the management group of the Bank in order to promote a superior level of performance regarding the Bank's financial goals and to attract and retain competent management. Under the Incentive Award Plan, if predetermined performance goals are realized by the Bank in a given fiscal year, the participants will receive awards based upon the target or maximum levels of payout as determined by the Plan.

         Pursuant to the terms of the Incentive Award Plan, immediately before the beginning of each year the Compensation Committee of the Board of Directors of the Bank will designate the participants in the Incentive Award Plan and set a minimum and maximum level of awards for each class of participants and the individual performance and financial goals of the Bank or appropriate unit to be achieved. The Compensation Committee, at its discretion, may adjust award payments under the Incentive Award Plan based on extraordinary circumstances, conflicts with long-term financial and development objectives, or below standard individual participant performance. All awards under the Incentive Award Plan are paid in cash as soon as practical after the end of a plan year.


                          CHANGE IN CONTROL AGREEMENTS

         The Corporation and the Bank (the "Employer") have entered into Change in Control Agreements (the "Agreements") with Messrs. Litchfield, Hughes, Prosseda, Mrs. Scott, Mr. Rudy and certain other officers (each an "Employee"), effective December 31, 2003. The purpose of the Agreements is to retain and secure key employees and encourage their continued attention and dedication to their assigned duties without the distraction of potential disturbing circumstances arising from the possibility of a change in control of the Corporation and Bank.

         The Change in Control Agreements are not employment agreements. The Agreements provide for a lump sum severance benefit in the event certain events take place after there is a "change in control", as defined in the Agreement, of the Corporation, or for a period of twenty-four (24) months thereafter. If the Employee remains employed for more than twenty-four (24) months after a change in control, nothing is payable.

         Under the Agreements, the term "termination" means the termination of the employment of the officer either by the Employer for any reason other than death, disability, or "cause", or by resignation of the Employee upon the occurrence of one or more of the following events: a significant change in the Employee's authorities or duties, a reduction in annual salary, or a material reduction in benefits; the relocation of the Employee's office to a location more than 35 miles from the location of the Employee's office immediately prior to the employment period; the Employee is unable to exercise the authorities, powers, functions or duties associated with the Employee's position; or the failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform the Agreement in the same manner and extent as if no succession had taken place.

         In the event of a termination, the Agreements provide severance benefits of (i) Employer-paid group medical insurance continuation premiums for a period of eighteen (18) months after the date of termination, and (ii) a lump sum payment in cash no later than thirty (30) business days after the date of termination equal to the sum of the Employee's unpaid salary, accrued vacation pay and unreimbursed business expenses through and including the date of termination; and an amount equal to one (1) times the Employee's base salary in effect immediately prior to the date of termination.

         The original Agreements terminated on December 31, 2004, but are automatically extended for additional one-year periods unless written notice is provided by the Employer or Employee that such party does not wish to extend the term. If a change in control occurs during the original or extended term of the Agreements, the term shall continue for a period of twenty-four (24) months and end upon the expiration of such twenty-four (24) month period.

         The amount of severance salary benefits that each of the above-named executive officers would be entitled to, pursuant to the Agreements, if an event which triggered the payment occurred on the date of the Proxy Statement, is as follows: Messrs. Litchfield $320,000, Hughes $160,000, Prosseda $132,405, Mrs. Scott $132,405 and Mr.

Rudy $105,000. The total of such severance salary benefit payments for all covered Employees would be $1,316,414.


                           INDEMNIFICATION AGREEMENTS

         On April 20, 2004, the Stockholders of the Corporation authorized the Corporation to enter into Indemnification Agreements with the Directors of the Corporation and the Bank and certain officers of the Bank, as designated by the Board of Directors. The primary purpose of the Agreements is to ensure the ability of the Corporation and the Bank to continue to attract and retain responsible, competent and otherwise qualified directors and officers. The Indemnification Agreements were entered into with all Directors of the Bank and Corporation, as well as the Corporation's and Bank's Executive Officers as named on page 7, beginning in late May 2004.

         The indemnification agreements provide to covered directors and officers the most advantageous of any combination of benefits under (i) the benefits provided by the Bylaws of the Corporation in effect as of the date the agreements were are entered into; (ii) the benefits provided by the Bylaws, the Articles of Incorporation or their equivalent of the Corporation in effect at the time indemnification expenses are incurred by an indemnitee; (iii) the benefits allowable under Pennsylvania law in effect on the date of the agreements; (iv) the benefits allowable under the law of the jurisdiction under which the Corporation exists at the time indemnifiable expenses are incurred by an indemnitee; (v) the benefits available under a liability insurance policy obtained by the Corporation and its subsidiaries in effect on the date of the agreements; (vi) the benefits available under a liability insurance policy obtained by the Corporation and its subsidiaries, in effect at the time the indemnifiable expenses are incurred by an indemnitee; and (vii) such other benefits as are or may otherwise be available to the indemnitee.

         The Corporation is not obligated to, nor has it agreed to provide funding for its obligations under the agreements. The Corporation is obligated, however, to pay its obligations under the agreements from general assets or insurance. The agreements do require the Corporation to continue to purchase D&O Coverage for so long as it is available on a commercially reasonable basis.

         The indemnification available pursuant to the agreements is subject to a number of exclusions. No indemnification is required under the agreements with respect to any claim as to which it is finally proven by clear and convincing evidence in a court of competent jurisdiction that the covered person acted or failed to act with deliberate intent to cause injury to the Corporation or a subsidiary thereof or with reckless disregard for the Corporation's best interest. The Corporation is also not required to make any payment finally determined by a court to be unlawful or any payment required under Section 16(b) of the Securities and Exchange Act of 1934, as amended. In addition, any claim (or part thereof) against an indemnitee which falls within the prohibitions of 12 C.F.R. Section 7.5217 (i.e. a prohibition on indemnification or insurance coverage for expenses, penalties or other payments incurred in connection with an action by a banking regulatory agency which results in a final order assessing monetary penalties or requiring affirmative action in the form of payment to said bank) is excluded from indemnification under the agreements.


                              CERTAIN TRANSACTIONS

         Certain directors and officers of the Corporation and the Bank and their associates (including corporations of which such persons are officers or 10% beneficial owners) were customers of, and had transactions with the Bank in the ordinary course of business during the year ended December 31, 2004. Similar transactions may be expected to take place in the future. Such transactions included the purchase of certificates of deposit and extensions of credit in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectibility or present other unfavorable features. The Bank expects that any other transactions with directors and officers and their associates in the future will be conducted on the same basis.

                             INDEPENDENT ACCOUNTANTS

         Parente Randolph, LLC, formerly Parente, Randolph, Orlando, Carey & Associates, has been the independent public accounting firm appointed by the Bank since 1981, and was selected by the Board as the independent public accounting firm for the Corporation and the Bank for the fiscal year ended December 31, 2004. The Corporation expects to engage Parente Randolph, LLC as its independent accountants for the year 2005, subject to the review and approval by the Audit Committee. No member of the firm or any of its associates has a financial interest in the Corporation. A representative of Parente Randolph, LLC is expected to be present at the Annual Meeting to answer appropriate questions from stockholders and will be afforded an opportunity to make any statement that the firm desires.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent of the Corporation's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation during 2004 and Forms 5 and amendments thereto furnished to the Corporation with respect to 2004, the Corporation believes that no director, officer or ten percent stockholder or any other person subject to
Section 16 of the Exchange Act, failed to make on a timely basis during 2004 any reports required to be filed by Section 16(a) of the Exchange Act, with the exception of four delinquent Form 4 filings by Mr. Owlett. These filings were due to purchases made with the cash dividends for his children's accounts that are managed by a brokerage firm.


                              STOCKHOLDER PROPOSALS

         The Corporation's Articles of Incorporation contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. Stockholder recommendations for members of the Board should be submitted in writing to the President of the Corporation, and must include the stockholder's name, address, and the number of shares owned. The recommendation must also include the name, address and principal occupation of the proposed nominee as well and number of shares owned by the notifying stockholder and the total number of shares that will be voted for the proposed nominee. Stockholder recommendations must also include the information that would be required to be disclosed in the solicitation of proxies for the election of directors under federal securities laws, including the candidate's consent to be elected and to serve. The Articles of Incorporation specify that nominations from stockholders must be delivered or mailed not less than fourteen
(14) days nor more than fifty (50) days prior to the stockholder meeting at which directors will be elected, except in the case where less than twenty-one
(21) days notice is given of a stockholder meeting, in which case a notifying stockholder can mail or deliver a nomination not later than the close of business on the seventh day after the day the meeting notice was mailed.

         The Corporation's 2006 Annual Meeting of stockholders is scheduled to be held in April 2006. Any stockholder who intends to present a proposal at the 2006 Annual Meeting and who wishes to have the proposal included in the Corporation's proxy statement and form of proxy for that meeting must deliver the proposal to the Corporation's executive offices, 90-92 Main Street, P.O. Box 58, Wellsboro, Pennsylvania 16901, by November 21, 2005. Citizens & Northern must receive notice of all other stockholder proposals for the 2005 annual meeting delivered or mailed no less than 14 days nor more than 50 days prior to the Annual Meeting; provided, however, that if less than twenty-one days notice of the annual meeting is given to stockholders then the Corporation must receive notice not less than seven days following the date on which notice of the annual meeting was mailed. If notice is not received by the Corporation within this time frame, the Corporation will consider such notice untimely. The Corporation reserves the right to vote in its discretion all of the shares of common stock for which it has received proxies for the 2006 annual meeting with respect to any untimely shareholder proposals.

                                  OTHER MATTERS

         The management of the Corporation does not intend to bring any other matters before the Annual Meeting and is not presently informed of any other business which others may bring before such meeting. However, if any other matters should properly come before such meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, determine.


                             ADDITIONAL INFORMATION

         If you wish to communicate with the Board, you may send correspondence to Kathleen M. Osgood, Corporate Secretary, Citizens & Northern Corporation, 90-92 Main Street, Wellsboro, PA 16901. The Corporate Secretary will submit your correspondence to the Board or the appropriate committee, as applicable. You may also communicate directly with the presiding non-management director of the Board by sending correspondence to Lead Director, Board of Directors, Citizens & Northern Corporation, 90-92 Main Street, Wellsboro, PA 16901.

         The Corporation's Annual Report on Form 10-K for the year 2004, including financial statements as certified by Parente Randolph, LLC, was mailed with this Proxy Statement on or about March 22, 2005, to the stockholders of record as of the close of business on March 1, 2005.

         AN ADDITIONAL COPY OF THE CORPORATION'S 2004 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED FREE OF CHARGE TO STOCKHOLDERS. WRITTEN REQUEST SHOULD BE DIRECTED TO THE TREASURER, CITIZENS & NORTHERN CORPORATION, 90-92 MAIN STREET, WELLSBORO, PA, 16901, OR BY PHONE AT 570-724-3411.



                                    By Order of the Board of Directors,

                                    Kathleen M. Osgood
                                    Corporate Secretary

Dated:  March 22, 2005

                         CITIZENS & NORTHERN CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 19, 2005

The undersigned hereby appoints R. Robert DeCamp and Edward L. Learn, and each or either of them, as the attorneys and proxies of the undersigned, with full power of substitution in each, to vote all shares of the common stock of Citizens & Northern Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Tuesday, April 19, 2005, at 2:00 P.M. (local time), at the Arcadia Theatre, 50 Main Street, Wellsboro, Pennsylvania 16901, and at any adjournments thereof, and to vote as follows:

1.   ELECTION OF CLASS III DIRECTORS.
     Nominees:  Dennis F. Beardslee, Jan E. Fisher, Karl W. Kroeck, Craig G.
                Litchfield and Ann M. Tyler.

     [ ] VOTE FOR all nominees listed above (except as marked     [ ] VOTE WITHHELD from all nominees listed above.
          to the contrary below)

         -----------------------------------------------------------------------
         (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided above.)


2. OTHER MATTERS. In their discretion, to vote with respect to any other matters that may properly come before the Meeting or any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE STOCKHOLDER. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED IN PROPOSAL 1.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                       Dated:                             , 2005
                                              ----------------------------



                                       -----------------------------------------
                                                               Signature

                                       -----------------------------------------
                                                               Signature


           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                   USING THE ENCLOSED POSTAGE-PAID ENVELOPE.